UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

PIMCO ETF Trust

(Exact name of registrant as specified in its charter)

State of Delaware	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

840 Newport Center Drive

Newport Beach, California 92660

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Exchange	I.R.S. Employer Identification Number
PIMCO Enhanced Short Maturity Strategy Fund, $0.001 par value per share	NYSE Arca, Inc.	27-0673749
PIMCO Government Limited Maturity Strategy Fund, $0.001 par value per share	NYSE Arca, Inc.	27-1227554
PIMCO Prime Limited Maturity Strategy Fund, $0.001 par value per share	NYSE Arca, Inc.	27-1227415
PIMCO Short Term Municipal Bond Strategy Fund, $0.001 par value per share	NYSE Arca, Inc.	27-0673803
PIMCO Intermediate Municipal Bond Strategy Fund, $0.001 par value per share	NYSE Arca, Inc.	27-1227297

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-155395

Securities to be registered pursuant to Section 12(g) of the Exchange Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, $0.001 par value, of the PIMCO Enhanced Short Maturity Strategy Fund, PIMCO Government Limited Maturity Strategy Fund, PIMCO Prime Limited Maturity Strategy Fund, PIMCO Short Term Municipal Bond Strategy Fund and PIMCO Intermediate Municipal Bond Strategy Fund, each a series of PIMCO ETF Trust (the “Trust”) to be registered hereunder, is set forth in Post-Effective Amendment No. 12 to the Trust’s Registration Statement on Form N-1A (Commission File Nos. 333-155395; 811-22250), as filed on November 3, 2009, which description is incorporated herein by reference as filed with the Securities and Exchange Commission. Any form of amendment or supplement to the registration statement that is subsequently filed is hereby also incorporated by reference herein.

Item 2. Exhibits.

1. The Trust’s Declaration of Trust is included as Exhibit (a)(1) to the Trust’s initial Registration Statement on Form N-1A (File Nos. 333-155395; 811-22250), as filed with the Securities and Exchange Commission on November 14, 2008.

2. The Trust’s Certificate of Trust is included as Exhibit (a)(2) to the Trust’s initial Registration Statement on Form N-1A (File Nos. 333-155395; 811-22250), as filed with the Securities and Exchange Commission on November 14, 2008.

3. The Trust’s By-Laws are included as Exhibit (b) to the Trust’s amended Registration Statement on Form N-1A (File Nos. 333-155395; 811-22250), as filed with the Securities and Exchange Commission on May 5, 2009.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, as of this 6th day of November, 2009.

PIMCO ETF TRUST

By:	/s/ Peter G. Strelow
Name:	Peter G. Strelow
Title:	Vice President